UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

AMAZONICA, CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174304	99-0363013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

187 E. Warm Springs Rd., Suite B160, Las Vegas, NV 89119
(Address of principal executive offices)

702-297-6776
(Registrant’s telephone number, including area code)

(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Amazonica, Corp.

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2103, we entered into a unsecured convertible promissory note with Anton Group Hill Ltd., for the principal sum of $300,000.00. The note bears simple interest accruing at ten percent (10%) per annum due and payable quarterly in arrears on the date that is 30 days after the end of each calendar quarter. The note matures two years from the date of issuance, unless prior converted. The note is convertible into shares of the common stock of the Company at the election of the debenture holder at any time at seventy-five percent (75%) of the fair market value of one share of the Company’s common stock. Fair market value is the lowest bid during the five (5) trading days prior to the conversion date. The description of the convertible promissory note is a brief summary only and is qualified in its entirety by the respective terms set forth therein. A copy of the Agreement is filed as Exhibit 10.12 to this Current Report on Form 8-K.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 7, 2013, the Company reported the entry into certain agreements between our sole officer and director, Michael Soursos (“Soursos”) and Gennadiy Petrovich Glazunov (“Glazunov”), the holder of certain know how and trade secrets as they relate to pure hydrogen production, whereby Soursos transferred a total of of 64,500,000 shares of our common stock from the 120,000,000 shares of common stock held by Soursos in his personal name to Glazunov and his assigns in exchange for the rights to the know how and trade secrets and the filing of a patent covering such technology in the USA. On October 28, 2013, Glazunov provided the documentation related to the patent and the patent has been filed by the Company’s U.S. patent attorney, with the United States Patent and Trademark Office (“USPTO”). The Company will announce the receipt of a patent pending number on a Form 8-K as soon as it is it received.

The Company has executed agreements to commence research and development of the patent pending technology in conjunction with facilities provided by the National Science Center “KIPT”, National Academy of Science of Ukraine (“KIPT”). On October 24, 2013, the Company completed a financing whereby the Company has raised the required funding and has directed the required payment of $222,000.00 to the U.S. Civilian Research & Development Foundation (“CRDF”). CRDF Global is a nonprofit organization authorized by the U.S. Congress and established in 1995 by the National Science Foundation. This unique organization promotes international scientific and technical collaboration through grants, technical resources, training, and services. CRDF Global is based in Arlington, Virginia with offices in Moscow and St. Petersburg, Russia; Kyiv, Ukraine; Almaty, Republic of Kazakhstan; and Amman, Jordan. CRDF Solutions is a unique set of financial and project management services offered by CRDF Global to organizations in support of their collaborative scientific research, educational, and charitable activities. CRDF Global will provide the financial management and administrative support services for the project. The payment of the $222,000.00 to CRDF has initiated the research project and the research and development to further develop our patent pending technology will commence immediately.

As of the date of the Agreement, there were no material relationships between the Company and Glazunov or between the Company and any of Glazunov’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Agreement and the Glazunov consulting agreement executed on September 27, 2013 and incorporated by reference to our Form 8-K filed on October 7, 2013.

ITEM 2.03          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by this reference.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

ITEM 5.06          CHANGE IN SHELL COMPANY STATUS

As a result of closing the Memorandum of Understanding and Nondisclosure Agreement as well as the filing of the patent, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, through the Company’s sole officer and director, the Company completed a memorandum of understanding and nondisclosure agreement with Glazunov. Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, immediately before the acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the enterprise of the Company following the acquisition of the patent rights described herein.

Description of Business

Overview

The address of our principal executive office is 187 E. Warm Springs Rd., Suite B160, Las Vegas, NV 89119.

Our telephone number is (702) 297-6776. Our website is http://www.amazonicacorp.com.

Our common stock is quoted on the OTCBB (“Over-the-Counter- Bulletin-Board”) under the symbol "AMZZ".

Amazonica, Corp. was incorporated in the State of Nevada on June 2, 2010.

On May 2, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of shares of authorized capital of the Company from 75,000,000 shares of common stock, $0.001 par value per share, to 1,500,000,000 shares of common stock, $0.001 par value per share.

On May 24, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our issued and outstanding shares of common stock increased from 3,520,000 to 616,000,000 shares of common stock, par value of $0.001 on the basis of a 175:1 forward split of our issued and outstanding shares of common stock. The forward split has been retroactively applied to all shares and per share figures in these financial statements.

On August 30, 2013, Andre Caetano, the principal shareholder of the Company entered into a stock purchase agreement which provided for the sale of 350,000,000 shares of common stock of the Company to Michael Soursos.

Concurrent with the acquisition of the shares of the Company, Andre Caetano, who was also an officer and director of the Company resigned and Mr. Soursos was appointed President, Treasurer and a director of the Company thus effecting a change in control of the Company.

On October 4, 2013, Mr. Soursos returned a total of 230,000,000 shares to the Company for cancellation. On October 4, 2013, an officer of the Company returned a total of 171,000,000 shares of common stock to the Company for cancellation leaving the total issued and outstanding shares of the Company at 214,000,000 as of the date of this filing.

With the appointment of Mr. Soursos, the Company determined to change direction and to enter into the development of technologies related to the manufacture research and development and ultimate commercialization of technologies related to the production of pure hydrogen.

Other than as set out herein, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

On October 16, 2013, the Company submitted to the State of Nevada the documents required to register Euro American Hydrogen as a d/b/a (doing business as).

We do not have any subsidiaries.

Previous Business

Before we went through a change of control and business focus, we were a development stage company intending to market and distribute hardwood flooring. The lack of funds and the present economy prevented that from happening. As we were unable to raise the capital necessary to develop our business plan, we began a search for other business opportunities which would benefit our shareholders and allow us to raise capital and operate.

Current Business

With the change in management to Michael Soursos, the new management set about to identify new business opportunities that he believed would allow for the growth of the Company and determined that there was substantive opportunity to progress technologies related to the production of pure hydrogen. Shortly after changing our business focus to the development of hydrogen production related technologies, we identified an opportunity to acquire and file patent rights for hydrogen production technology related to the production of pure hydrogen utilizing a unique one-step process. We entered into an agreement and have filed our first U.S. patent on October 28, 2013 and contracted with CDRF Global for the management of the research and development program to be undertaken on the technology. We have raised a total of $300,000, by way of a convertible promissory note loans, of which $222,000 will be used to fund the research and development of this technology.

Industrial Hydrogen Market

Hydrogen is a critical component in many manufacturing processes. Hydrogen users range from oil refiners and ammonia manufacturers, which use very large volumes, to microelectronics manufacturers, metals manufacturers and scientific laboratories, which use relatively small volumes on an industrial scale. Larger users usually produce their own hydrogen on-site using large-scale steam methane reformers. Small- and medium-volume users, whose requirements do not support the cost of steam methane reformers, have traditionally purchased their hydrogen from industrial gas suppliers and distributors who deliver the hydrogen by truck, with the hydrogen then stored in tanks, tubes or cylinders at the user's site.

While bulk-delivered hydrogen is widespread, it is the most expensive way to obtain hydrogen due to the high cost of packaging and delivery. The inefficiencies of bulk-delivered hydrogen are reflected in the fact that the compressed hydrogen gas cylinder weighs approximately 125 pounds but only contains about 250 cubic feet of hydrogen gas that weighs just over one pound. In addition to the high cost associated with cylinder-packaged hydrogen, there are numerous safety concerns relating to current technology for over the road delivery and storage of flammable hydrogen gas.

These cost and safety concerns are not unique to hydrogen. The industrial gas industry has already implemented on-site gas generation technologies for nitrogen and oxygen as a way of reducing cost and safety concerns for small- and medium-volume users of these gases. However, economical on-site hydrogen production has generally not been available for all but the largest volume users.

Hydrogen Economy

The hydrogen economy is a proposed system of delivering energy using hydrogen. Hydrogen advocates promote hydrogen as a potential fuel for motive power (including cars and boats), the energy needs of buildings and portable electronics. Free hydrogen does not occur naturally in quantity, but can be generated by steam reformation of hydrocarbons, water electrolysis or by other methods. Hydrogen is thus an energy carrier (like a battery), not a primary energy source (like coal). The feasibility of a hydrogen economy depends on issues of electrolysis, energy sourcing including fossil fuel use, climate change, and sustainable energy generation.

Hydrogen is industrially produced from stream reforming which uses fossil fuels such as natural gas, oil, or coal. The energy content of the produced hydrogen is less than the energy content of the original fuel, some of it being lost as excessive heat during production. Steam reforming leads to carbon dioxide emissions, in the same way as a car engine would do.

Kværner-process

The Kvaemer-process or Kvaerner carbon black & hydrogen process (CB&H) is a method, developed in the 1980s by a Norwegian company of the same name, for the production of hydrogen from hydrocarbons (CnHm), such as methane, natural gas and biogas. Of the available energy of the feed, approximately 48% is contained in the hydrogen, 40% is contained in activated carbon and 10% in superheated steam.

Biological production

Fermentative hydrogen production is the fermentative conversion of organic substrate to biohydrogen manifested by a diverse group bacteria using multi enzyme systems involving three steps similar to anaerobic conversion. Dark fermentation reactions do not require light energy, so they are capable of constantly producing hydrogen from organic compounds throughout the day and night. Photofermentation differs from dark fermentation because it only proceeds in the presence of light. For example photo-fermentation with Rhodobacter sphaeroides SH2C can be employed to convert small molecular fatty acids into hydrogen Electrohydrogenesis is used in microbial fuel cells where hydrogen is produced from organic matter (e.g. from sewage, or solid matter while 0.2 - 0.8 V is applied.

Biological hydrogen can be produced in an algae bioreactor. In the late 1990s it was discovered that if the algae is deprived of sulfur it will switch from the production of oxygen, i.e. normal photosynthesis, to the production of hydrogen.

Biological hydrogen can be produced in bioreactors that use feedstocks other than algae, the most common feedstock being waste streams. The process involves bacteria feeding on hydrocarbons and excreting hydrogen and CO2. The CO2 can be sequestered successfully by several methods, leaving hydrogen gas.

Biocatalysed electrolysis

Besides regular electrolysis, electrolysis using microbes is another possibility. With biocatalysed electrolysis, hydrogen is generated after running through the microbial fuel cell and a variety of aquatic plants can be used. These include reed sweetgrass, cordgrass, rice, tomatoes, lupines and algae.

Electrolysis of water

Hydrogen can be made via high pressure electrolysis or low pressure electrolysis of water. Current best processes have an efficiency of 50% to 80%, so that 1 kg of hydrogen (which has a specific energy of 143 MJ/kg, about 40 kWh/kg) requires 50 to 79 kWh of electricity. At 0,08 $/kWh, that's $4.00/kg, which is with traditional methods 3 to 10 times the price of hydrogen from steam reformation of natural gas. The price difference is due to the efficiency of direct conversion of fossil fuels to produce hydrogen, rather than burning fuel to produce electricity. Hydrogen from natural gas, used to replace e.g. gasoline, emits more CO2 than the gasoline it would replace, and so is no help in reducing greenhouse gases.

High-pressure electrolysis

High pressure electrolysis is the electrolysis of water by decomposition of water (H2O) into oxygen (O2) and hydrogen gas (H2) by means of an electric current being passed through the water. The difference with a standard electrolyzer is the compressed hydrogen output around 120-200 Bar (1740-2900 psi).[31] By pressurising the hydrogen in the electrolyser, through a process known as chemical compression, the need for an external hydrogen compressor is eliminated, the average energy consumption for internal compression is around 3%.

High-temperature electrolysis

Hydrogen can be generated from energy supplied in the form of heat and electricity through high-temperature electrolysis (HTE). Because some of the energy in HTE is supplied in the form of heat, less of the energy must be converted twice (from heat to electricity, and then to chemical form), and so potentially far less energy is required per kilogram of hydrogen produced.

While nuclear-generated electricity could be used for electrolysis, nuclear heat can be directly applied to split hydrogen from water. High temperature (950–1000 °C) gas cooled nuclear reactors have the potential to split hydrogen from water by thermochemical means using nuclear heat. Research into high-temperature nuclear reactors may eventually lead to a hydrogen supply that is cost-competitive with natural gas steam reforming. General Atomics predicts that hydrogen produced in a High Temperature Gas Cooled Reactor (HTGR) would cost $1.53/kg. In 2003, steam reforming of natural gas yielded hydrogen at $1.40/kg. At 2005 natural gas prices, hydrogen costs $2.70/kg.

High-temperature electrolysis has been demonstrated in a laboratory, at 108 megajoules (thermal) per kilogram of hydrogen produced, but not at a commercial scale. In addition, this is lower-quality "commercial" grade Hydrogen, unsuitable for use in fuel cells.

Photoelectrochemical water splitting

Using electricity produced by photovoltaic systems offers the cleanest way to produce hydrogen. Water is broken into hydrogen and oxygen by electrolysis—a photoelectrochemical cell (PEC) process which is also named artificial photosynthesis. William Ayers at Energy Conversion Devices demonstrated and patented the first multijunction high efficiency photoelectrochemical system for direct splitting of water in 1983. This group demonstrated direct water splitting now referred to as an "artifical leaf" or "wireless solar water splitting" with a low cost thin film amorphous silicon multijunction sheet immersed directly in water. Hydrogen evolved on the front amorphous silcon surface decorated with various catalysts while oxygen evolved off the back metal substrate. A Nafion membrane above the multijunction cell provided a path for ion transport. Their patent also lists a variety of other semiconductor multijunction materials for the direct water splitting in addition to amorphous silicon and silicon germanium alloys. Research continues towards developing high-efficiency multi-junction cell technology at universities and the photovoltaic industry. If this process is assisted by photocatalysts suspended directly in water instead of using photovoltaic and an electrolytic system, the reaction is in just one step, which can improve efficiency.

Concentrating solar thermal

Very high temperatures are required to dissociate water into hydrogen and oxygen. A catalyst is required to make the process operate at feasible temperatures. Heating the water can be achieved through the use of concentrating solar power. Hydrosol-2 is a 100-kilowatt pilot plant at the Plataforma Solar de Almería in Spain which uses sunlight to obtain the required 800 to 1,200 °C to heat water. Hydrosol II has been in operation since 2008. The design of this 100-kilowatt pilot plant is based on a modular concept. As a result, it may be possible that this technology could be readily scaled up to the megawatt range by multiplying the available reactor units and by connecting the plant to heliostat fields (fields of sun-tracking mirrors) of a suitable size.

Photoelectrocatalytic production

A method studied by Thomas Nann and his team at the University of East Anglia consists of a gold electrode covered in layers of indium phosphide (InP) nanoparticles. They introduced an iron-sulfur complex into the layered arrangement, which when submerged in water and irradiated with light under a small electric current, produced hydrogen with an efficiency of 60%.

Thermochemical production

There are more than 352 thermochemical cycles which can be used for water splitting, around a dozen of these cycles such as the iron oxide cycle, cerium(IV) oxide-cerium(III) oxide cycle, zinc zinc-oxide cycle, sulfur-iodine cycle, copper-chlorine cycle and hybrid sulfur cycle are under research and in testing phase to produce hydrogen and oxygen from water and heat without using electricity. These processes can be more efficient than high-temperature electrolysis, typical in the range from 35% - 49% LHV efficiency. Thermochemical production of hydrogen using chemical energy from coal or natural gas is generally not considered, because the direct chemical path is more efficient.

Hydrogen as a byproduct of other chemical processes

The industrial production of vinyl by electrolysis, like other chlorine industries generates a sizeable amount of Hydrogen byproduct. In the port of Antwerp a 1MW fuel cell power plant is powered by such byproduct. This unit has been operational since late 2011.

Pure Hydrogen

The unique characteristic of pure hydrogen is that it can be substantially pressurized to over ten thousand [10,000] psi, which makes it a suitable fuel for tanking, storage, and distribution. Carbon nano-tube based materials, and potentially high strength alloys, appear to be the future of tanking.

While each hydrogen production technology faces special technical challenges, some common hurdles exist for most of the technology options. Government and industry are investing in research, development, and demonstration activities to address these challenges and pave the way for successful commercialization and widespread use of hydrogen as an energy carrier.

Purity is a major issue for any hydrogen intended for use in some types of fuel cells aboard vehicles. The problem arises because the platinum catalysts used in most vehicle fuel cells can be easily “poisoned” by impurities in the hydrogen, ultimately reducing catalyst effectiveness. Hydrogen production technologies must therefore either produce high-purity hydrogen outright or incorporate additional purification processes.

Our ongoing business:

Our U.S. patent pending relates to a one-step process for the production of pure hydrogen, which is hydrogen that is 99.9999% pure. We intend to undertake the immediate research and development of the technology with a view to taking it to commercialization and ultimately either licensing out the technology or marketing it ourselves.

The Development of Our Proprietary Technology:

Our Patent Pending

The device belongs to chemical industry and hydrogen energetics, in particular, to devices to generate ultra pure gaseous hydrogen. Generating hydrogen with a purity of more than 99.99% is the main task of improving the technological process of its production. It’s worth mentioning that ultra pure hydrogen is of crucial importance for thermonuclear research, carried out in different laboratories, as well as for the chemical and electronic industry etc.

The main task of the invention is to improve the device to generate ultra pure hydrogen by means of enhancing both its reliability and maintainability. The device contains diffusion-catalytic membranes that serve to separate the volume of hydrocarbons combustion from that of pure hydrogen accumulation or consumption; the membranes are manufactured as tubes hermetically sealed at one end and hermetically attached either to the volume of pure hydrogen accumulation or consumption or to the collector at the other. The device to generate ultra pure hydrogen that contains diffusion-catalytic membranes separating the volume of hydrocarbons combustion from that of pure hydrogen accumulation or consumption, which are manufactured as tubes hermetically sealed at one end and hermetically attached either to the volume of pure hydrogen accumulation or consumption or to the collector at the other. This device is meant to be a one step process which will reduce costs and more efficiently produce pure hydrogen.

Market, Customers and Distribution Methods

According to a press release published by the Virginia Tech News on April 4, 2013, the commercial market for hydrogen gas is now around $100 billion for hydrogen produced from natural gas, which is expensive to manufacture and generates a large amount of the greenhouse gas carbon dioxide. Industry most often uses hydrogen to manufacture ammonia for fertilizers and to refine petrochemicals, but an inexpensive, plentiful green hydrogen source can rapidly change that market.

Until we are able to commercialize our patent pending technology to the point where it is reliable and free of unwanted inconsistencies, we do not yet have a product to market or customers and we have not yet determined distribution methods we will use. Our patent pending technology requires further development before we will have a product ready to market. We cannot say when or if we will have any products to market. Our technology requires further research and development.

Competition

We are a new company having entered into an agreement for a developing technology and as such we have a weak competitive position in the industry. There are many companies involved in research and development as it relates to the economic production of pure hydrogen, therefore we face substantial competition in the industry with private companies that are well funded and with research and development activities being undertaken globally at universities and research centers.

There are devices to generate pure hydrogen operating on the basis of water or vapor electrolytic dissolution (ref. patent of the Russian Federation 2142905, 1999; patent of the USA 6,033,549, 2000; WO 00/00670, 2000, etc.), but they are not economical enough because of high rates of energy consumption caused by bond strengths between hydrogen and oxygen ions in the water molecule. Besides, additional systems of purifying the mixture consisting of the hydrogen and the water vapor received as a result of the electrolysis are required to generate ultra pure hydrogen. Thus, for instance, expensive photocells systems as well as devices to accumulate and to purify hydrogen in hydride accumulators on the basis of intermetallides are used in the plant for producing pure gaseous hydrogen (99.99%) by water electrolysis using electric power generated by photocells (ref. Timoshevskiy B.G., Tkach M.R., Shchyur D.V., Mukhachov A.P., Pishchuk V.K. Self-Sufficient Solar-Hydrogen Plant. Book of abstracts of 9th International Conference “Hydrogen Materials Science and Chemistry of Carbon Materials”, ICHMS’2005. Sevastopol’, Ukraine, 2005, p. 584-585). That is why such a device is not economically sound; besides, it does not allow generating hydrogen with a purity of more than 99.99%.

There are ways to generate ultra pure hydrogen (with a purity of more than 99.999%) using membrane technologies (Goltsov V.A. Hydrogen in Metals. In: Problems of Atomic Science and Technology. Series: Atomic and Hydrogen Energetics, Moscow: IAE, 1977, v. 1(2), p. 65-100). Only hydrogen can pass through palladium (its alloys) and nickel metallic membrane thanks to its extra high diffusivity in the metals above. Products of conversion of gaseous or liquid hydrocarbons, e.g. those of methane are used as raw material to generate ultra pure hydrogen.

There is a device for vapor catalytic conversion of methane in the conversion tube with extracting hydrogen from the reaction zone through hydrogen-permeable membranes of the Pd-Ru alloy and heating reaction volume with helium heat-carrying medium (Pozdeev V.V., Shangin B.V., Shopshin M.F. et al. Conversion Tube for Vapor Catalytic Conversion of Hydrocarbon Gases with Hydrogen Extraction from the Reaction Zone and with the Heating by Helium Heat-Carrying Medium. In: Problems of Atomic Science and Technology. Series: Nuclear Engineering and Technology, Moscow. IAE, 1989, v. 2, p. 66-68). In the reaction volume containing gas-vapor mixture there are palladium alloy capillaries wound on the catalyst bed on the reaction volume tube. The capillaries and the catalyst are heated with high-temperature (800-950ºС) helium flow to 530ºС. Passing through the reaction volume tube, the gas-vapor mixture is heated and converted according to the reaction: CH4 + H2O = CO + 3H2. The conversion gas transmits a portion of the hydrogen (due to the difference of partial pressures) beyond the reaction volume. As it is evident from the data above, the device is energy-consuming (heating the membranes with the heat.

On April 4, 2013, a team of Virginia Tech researchers announced they had discovered a way to extract large quantities of hydrogen from any plant, which they believe to be a breakthrough that has the potential to bring a low-cost, environmentally friendly fuel source to the world.

We also compete with other technology development companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing companies in our field of endeavor may impact our ability to raise additional capital in order to fund our agreement or further acquisitions. If investors perceive that investments in our competitors are more attractive based on the merit of their technologies, or the advanced stage of marketing or development or the price of the investment opportunity.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our licensed technologies (and products) obsolete.

These companies may have numerous competitive advantages, including:

• significantly greater name recognition;
• established distribution networks;
• more advanced technologies and product development;
• additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
• greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and
• greater financial and human resources for product development, sales and marketing, and patent litigation. Our commercial success will depend on our ability to compete effectively in productdevelopment areas such as, but not limited to, safety, price, marketing and distribution.

There can be no assurance that competitors will not succeed in developing products that are more effective than our patent pending technology, therefore rendering our technology obsolete and non-competitive.

Competition with respect to our technology is and will be based initially on the successful research and development of the technology, scale up of the technology to market, and among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Another important factor will be the timing of market introduction of any commercially viable process.

Accordingly, the speed with which we can develop our technology is expected to be an important competitive factor.

Our competitive position will also depend upon our ability to attract and retain qualified personnel, for us to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

Intellectual Property

We intend to protect our intellectual property by means of a combination of patent protection, copyrights, trademarks, trade secrets, licences, non-disclosure agreements and contractual provisions. We plan to enter into non-disclosure and confidentiality agreements with each of our employees, consultants and third parties that have access to our proprietary technology. We do not currently hold any patents and have 1 patent application pending which was recent filed in the United States.

We intend to retain sole ownership of intellectual property developed by us. Given the relative early stages of our industry, our intellectual property is and will continue to be important in providing differentiated products to customers.

Research and Development

We did not incur any research and development expenses during the period from June 2, 2010 (inception) to our fiscal year ended April 30, 2013.

Government Regulations

We are not yet aware of any direct government regulations relating to our technology. We are subject to oversight and regulation by governmental bodies with regard to building codes, fire codes, public safety, electrical and gas pipeline connections and hydrogen siting, among others.

Environmental Regulations

We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for the products or services, which could have a material adverse effect on our results of operations.

Environmental Concerns

There are many concerns regarding the environmental effects of the manufacture of hydrogen. Hydrogen is made either by electrolysis of water, or by fossil fuel reforming. Reforming a fossil fuel leads to a higher emissions of carbon dioxide compared with direct use of the fossil fuel in an internal combustion engine. Similarly, if hydrogen is produced by electrolysis from fossil-fuel powered generators, increased carbon dioxide is emitted in comparison with direct use of the fossil fuel.

Using renewable energy source to generate hydrogen by electrolysis would require greater energy input than direct use of the renewable energy to operate electric vehicles, because of the extra conversion stages and losses in distribution.

Like any internal combustion engine, an ICE running on hydrogen may produce nitrous oxides and other pollutants. Air input into the combustion cylinder is approximately 78% nitrogen, and the N2 molecule has a binding energy of approximately 226 kilocalories per mole. The hydrogen reaction has sufficient energy to break this bond and produce unwanted components such as nitric acid (HNO3), and hydrogen cyanide gas (HCN), both toxic byproducts. Nitrogen compound emissions from internal combustion engines are a root cause of smog. Hydrogen as transportation fuel, however, is mainly used for fuel cells that do not produce greenhouse gas emission, but water.

There have also been some concerns over possible problems related to hydrogen gas leakage. Molecular hydrogen leaks slowly from most containment vessels. It has been hypothesized that if significant amounts of hydrogen gas (H2) escape, hydrogen gas may, because of ultraviolet radiation, form free radicals (H) in the stratosphere. These free radicals would then be able to act as catalysts for ozone depletion. A large enough increase in stratospheric hydrogen from leaked H2 could exacerbate the depletion process. However, the effect of these leakage problems may not be significant. The amount of hydrogen that leaks today is much lower (by a factor of 10–100) than the estimated 10–20% figure conjectured by some researchers; for example, in Germany, the leakage rate is only 0.1% (less than the natural gas leak rate of 0.7%). At most, such leakage would likely be no more than 1–2% even with widespread hydrogen use, using present technology.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Employees

As of the date of this filing we do not have any employees. Michael Soursos, our sole director and officer spends 80 hours per month on our operations on a consulting basis. On September 30, 2013, the Company entered into a consulting agreement with its sole officer and director, Michael Soursos to provide services to the Company as the Company’s President and Chief Executive Officer in regards to the Company’s management and operations for the period from September 30, 2013 to October 31, 2016. Under the terms of the agreement, the Company shall pay $4,000 per month for the first six months of the contract commencing September 30, 2013, $5,000 a month for the next six months of the contract commencing March 1, 2014, $7,500 per month for the final 24 months of the contract commencing September 27, 2014. Mr. Soursos shall be required to commit approximately 80 hours per month to the Company and the services are to be re-evaluated after three months. If the services performed require time materially in excess of 80 hours per month, the parties shall agree to negotiate amended compensatory terms.

On September27, 2013, we entered into a two year consulting agreement, extendable for a further period of two years with Gennadiy Glazunov whereby Mr. Glazunov shall sit on the Scientific Advisory Board of Amazonica Corp. to consult with, and provide advice to, the Company's management in respect of matters involving and relating to the Company's strategic plans, operations and business development and such other matters as the Company may reasonably request from time to time.

 Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed on any national securities exchange. Our shares are quoted on the OTCBB, which is a quotation system. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

Risks Related to our Business

We may not be able to manage successfully the anticipated expansion of our operations.

The uneven pace of our anticipated expansion in facilities, staff and operations may place serious demands on our managerial, technical, financial and other resources. We may be required to make significant investments in our engineering and logistics systems and our financial and management information systems, as well as retaining, motivating and effectively managing our employees. Our failure to manage our growth effectively or to implement our strategy in a timely manner may significantly harm our ability to achieve profitability.

We will need to recruit, train and retain key management and other qualified personnel to successfully expand our business.

Our future success will depend in large part on our ability to recruit and retain experienced research and development, engineering, manufacturing, operating, sales and marketing, customer service and management personnel. We will compete in emerging markets and there are a limited number of people with the appropriate combination of skills needed to provide the services our customers require. If we do not attract such personnel, we may not be able to expand our business. In addition, new employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

The success of our business depends upon the continuing contributions of our Chief Executive Officer and other key personnel and our ability to attract other employees to expand our business.

We will rely heavily on the services of Michael Soursos our Chief Executive Officer, as well as other senior management personnel that we intend to hire. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel will represent a significant asset and provide us with a competitive advantage over many of our competitors. We believe that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. For example, we presently do not have any directors or officers, other than Michael Soursos, who have experience with preparing disclosure mandated by U.S. securities laws and we will be required to engage such persons, and independent directors, in order to satisfy the initial listing standards of the major exchanges on which we may seek to list our common stock. In addition, if we fail to engage qualified personnel, we may be unable to meet our responsibilities as a public reporting company under the rules and regulations of the Securities and Exchange Commission.

Our strategy for the sale of our technology will depend on developing partnerships with OEMs, governments, systems integrators, suppliers and other market channel partners who will incorporate our products into theirs.

Our strategy is to develop and manufacture products and systems for sale to OEMs, governments, systems integrators, suppliers and other market channel partners that have mature sales and distribution networks for their products. Our success may be heavily dependent on our ability to establish and maintain relationships with these partners who will integrate our products developed from our technology into their products and on our ability to find partners who are willing to assume some of the research and development costs and risks associated with our technology. Our performance may, as a result, depend on the success of other companies, and there are no assurances of their success. We can offer no guarantee that OEMs, governments, systems integrators, suppliers and other market channel partners will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our technology as a component. The end products into which our technology will be incorporated will be complex appliances comprising many components and any problems encountered by such third parties in designing, manufacturing or marketing their products, whether or not related to the incorporation of our fuel cell products, could delay sales of our products and adversely affect our financial results. Our ability to sell our products to the OEM markets depends to a significant extent on our partners’ worldwide sales and distribution networks and service capabilities. In addition, some of our agreements with customers and partners require us to provide shared intellectual property rights in certain situations, and there can be no assurance that any future relationships we enter into will not require us to share some of our intellectual property. Any change in the fuel cell, hydrogen or alternative fuel strategies of one of our partners could have a material adverse effect on our business and our future prospects.

In addition, in some cases, our relationships are governed by a non-binding memorandum of understanding or a letter of intent. We cannot provide the assurance that we will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship. We also have relationships with third party distributors who also indirectly compete with us. For example, we have targeted industrial gas suppliers as distributors of our hydrogen generators. Because industrial gas suppliers currently sell hydrogen in delivered form, adoption by their customers of our hydrogen generation products could cause them to experience declining demand for delivered hydrogen. For this reason, industrial gas suppliers may be reluctant to purchase our hydrogen generators. In addition, our third party distributors may require us to provide volume price discounts and other allowances, or customize our products, either of which could reduce the potential profitability of these relationships.

We may acquire technologies or companies in the future, and these acquisitions could disrupt our business and dilute our shareholders’ interests.

We may acquire additional technologies or other companies in the future and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized. Entering into an acquisition or investment entails many risks, any of which could materially harm our business, including: diversion of management’s attention from other business concerns; failure to effectively assimilate the acquired technology, employees or other assets into our business; the loss of key employees from either our current business or the acquired business; and the assumption of significant liabilities of the acquired company.

If we complete additional acquisitions, we may dilute the ownership of current shareholders. In addition, achieving the expected returns and cost savings from our past and future acquisitions will depend in part on our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions, and other personnel of these businesses into our business in an efficient and effective manner. We cannot ensure we will be able to do so or that the acquired businesses will perform at anticipated levels. If we are unable to successfully integrate acquired businesses, our anticipated revenues may be lower and our operational costs may be higher.

Risk Factors Related to Our Technology

We have no history of commercializing technology which makes it difficult to evaluate our business.

We have just finalized our acquisition agreement, filed the patents for our technology and are setting in place operations.  We have no history of operations in our industry. Our limited operating history makes it difficult for prospective investors to evaluate our business. Therefore, our operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the early stages of any new business, as well as those risks that are specific to the our industry. Investors should evaluate us in light of the problems and uncertainties frequently encountered by companies attempting to develop and market new products, services, and technologies. Despite best efforts, we may never overcome these obstacles.

Our business is dependent upon the implementation of our business plan, as well as our ability to commercialize our technology. There can be no assurance that our efforts will be successful or result in continued revenue or profit.

We may never complete the development of commercially viable hydrogen generation systems for new hydrogen energy applications, and if we fail to do so, we will not be able to meet our business and growth objectives.

Because both our business and industry are still in the developmental stage, we do not know when or whether we will successfully complete research and development of commercially viable hydrogen generation equipment for new hydrogen energy applications. If we do not complete the development of such commercially viable products, we will be unable to meet our business and growth objectives. We expect to face unforeseen challenges, expenses and difficulties as a developing company seeking to design, develop and manufacture new products in each of our targeted markets. Our future success also depends on our ability to effectively market hydrogen generation products once developed.

Rapid technological advances or the adoption of new codes and standards could impair our ability to deliver our technology in a timely manner and, as a result, our revenues would suffer.

While we intend to actively and continuously monitor the developing markets and regulations in markets for our technology, our success depends in large part on our ability to commercialize our technology and once commercialized to keep our products current and compatible with evolving technologies, codes and standards. Unexpected changes in technology or in codes and standards could disrupt the development of our technology and the resultant products and prevent us from meeting deadlines for the delivery of products. If we are unable to keep pace with technological advancements and adapt our technology and the products derived therefrom to new codes and standards in a timely manner, our technology may become uncompetitive or obsolete and our revenues would suffer.

We depend on intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success.

Failure to protect our intellectual property rights may reduce our ability to prevent others from using our technology. We intend to rely on a combination of patent, trade secret, trademark and copyright laws to protect our intellectual property. Patent protection is subject to complex factual and legal criteria that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot be assured that any patents owned by us or third party patents licensed to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others; or any of our pending or future patent applications will be issued with the breadth of protection that we seek, if at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited, not applied for, or unenforceable in foreign countries.

We also intend to protect our proprietary intellectual property through contracts including, when possible, confidentiality agreements and inventors’ rights agreements with our customers and employees. We cannot be sure that the parties who enter into such agreements with us will not breach them, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. If necessary or desirable, we may seek licences under the patents or other intellectual property rights of others. However, we cannot be sure we will obtain such licences or that the terms of any offered licences will be acceptable to us. Our failure to obtain a licence from a third party for intellectual property we use in the future could cause us to incur substantial liabilities and to suspend the manufacture and shipment of products or our use of processes that exploit such intellectual property.

Our involvement in intellectual property litigation could negatively affect our business.

Our future success and competitive position will depend in part on our ability to obtain or maintain the proprietary intellectual property used in our principal products. In order to establish and maintain such a competitive position, we may need to prosecute claims against others who we believe are infringing our rights and defend claims brought by others who believe we are infringing their rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affect the sale of any products involved or the use or licensing of related intellectual property and divert the efforts of our technical and management personnel from their principal responsibilities, regardless of whether such litigation is resolved in our favor. If we are found to be infringing on the intellectual property rights of others, we may, among other things, be required to: pay substantial damages; cease the development, manufacture, use, sale or importation of products that infringe on such intellectual property rights; discontinue processes incorporating the infringing technology; expend significant resources to develop or acquire non-infringing intellectual property; or obtain licenses to the relevant intellectual property.

We cannot offer any assurance we will prevail in any such intellectual property litigation or, if we were not to prevail in such litigation that licenses to the intellectual property we are found to be infringing on would be available on commercially reasonable terms, if at all. The cost of intellectual property litigation as well as the damages, licensing fees or royalties that we might be required to pay could have a material adverse effect on our business and financial results.

Our products use flammable fuels that are inherently dangerous substances and could subject us to product liabilities.

While it is a key focus of management to develop and manufacture safe and reliable products, our financial results could be materially impacted by accidents involving either our products or those of other fuel cell manufacturers, either because we face claims for damages or because of the potential negative impact on demand for fuel cell products. Our products use hydrogen, which is typically generated from gaseous and liquid fuels, such as propane, natural gas or methanol, in a process known as reforming. While our fuel cell products do not use these fuels in a combustion process, natural gas, propane and other hydrocarbons are flammable fuels that could leak and then combust if ignited by another source. In addition, certain of our OEM partners and customers may experience significant product liability claims. As a supplier of products and systems to these OEMs, we face an inherent business risk of exposure to product liability claims in the event our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence our systems or components caused the accidents. Product liability claims could result in significant losses from expenses incurred in defending claims or the award of damages. Since our products have not yet gained widespread market acceptance, any accidents involving our systems, those of other fuel cell products or those used to produce hydrogen could materially impede acceptance of our products. In addition, although our management believes our liability coverage is currently adequate to cover these risks, we may be held responsible for damages beyond the scope of our insurance coverage.

We may not be able to complete the development of the necessary technology to commercialize our products, which would negatively impact our business and our anticipated growth.

Our success will depend upon our products meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. Our product development efforts for pure hydrogen generation may be subject to unanticipated and significant delays, expenses and technical or other problems, as well as the possible lack of funding to complete this development. Our proposed products and technologies may never be successfully developed on a mass commercial scale, and even if developed, they may not perform to commercially acceptable standards. We may experience delays in meeting our development milestones or delays in achieving performance goals relating to efficiency, cost-effectiveness, reliability and service arrangements set by us or our customers. Failure to develop our products for production or significant delays in the development of our products would have a material adverse effect on our relationship with potential customers, cause us to lose business and cause the market price of our common stock to decline.

The products we intend to market may not be accepted by the market.

Our success depends on the acceptance of the products we will market in the marketplace.  Market acceptance will depend upon several factors, including (i) the desire of consumers and corporations for the ability to use the products.  A number of factors may inhibit acceptance of the products, including (i) the existence of competing products, (ii) our inability to convince consumers that they need to pay for the products and services we offer, (iii) our inability to convince corporations that they need to pay for the products and services we offer or (iv) failure of individuals and corporations to use the products.  If the products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and result in a lower stock price.

There is significant competition in our market, which could make it difficult to attract customers, cause us to reduce prices and result in reduced gross margins or loss of market share.

The market for the products and services is highly competitive, dynamic and subject to frequent technological changes. We expect the intensity of competition and the pace of change to either remain the same or increase in the future. A number of companies may offer products that provide the same or greater functionality than our  product. We may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Competitors with greater resources may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distributors, resellers or other strategic partners. We expect additional competition from other established and emerging companies as the market for pure hydrogen products continues to develop.

We may not be able to compete successfully against current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate this market and be able to compete at a profit. In addition to established competitors, other companies can easily enter our market and compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition or our failure to compete effectively, could seriously damage our business and chances for success.

We plan to grow very rapidly, which will place strains on management and other resources.

We plan to grow rapidly and significantly expand our operations. This growth will place a significant strain on management systems and resources. We will not be able to implement our business strategy in a rapidly evolving market without an effective planning and management process, and, to date, we have not implemented sophisticated managerial, operational and financial systems and controls. We may be required to manage multiple relationships with various strategic partners, technology licensors, users, advertisers and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and our systems, procedures or controls may not be adequate to support our operations and management may be unable to manage growth effectively. To manage our expected growth, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our intended growing employee base. We will be required to expand our finance, administrative and operations staff. We may be unable to complete in a timely manner the improvements to our systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

If we do not continually introduce new products or enhance our current technology, it may become obsolete and we may not be able to compete with other companies.

Technology is rapidly evolving. Our ability to compete depends on our ability to develop or license new technologies and products as well as our ability market our current licensed products and  our services. We may not be able to keep pace with technological advances and products may become obsolete. In addition, our competitors may develop related or similar products and bring them to market before we do, or do so more successfully, or develop technologies and products more effective than any that we have developed or are developing. If that happens, our business, prospects, results of operations and financial condition may be materially adversely affected.

If we do not succeed in our expansion strategy, we may not achieve the results we project.

Our business strategy is designed to develop and market our technology.  Our ability to implement our plans will depend primarily on the success of our continuing research and development, our ability to manufacture and market a finished product, the ability to attract customers and the availability of qualified and cost effective sales personnel. We can give you no assurance that any of our expansion plans will be successful or that we will be able to commercialize our technology.

Economic conditions could materially adversely affect our business.

Our operations and performance depend to some degree on economic conditions and their impact on levels of consumer spending, which have recently deteriorated significantly in many countries and regions, including the regions in which we operate, and may remain depressed for the foreseeable future. For example, some of the factors that could influence the levels of consumer spending include continuing increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Changes in environmental laws and regulations, potential liability for environmental damages and related enforcement actions could adversely impact our operations.

Our business is subject to numerous laws and regulations that govern environmental protection. These laws and regulations have changed frequently in the past and it is reasonable to expect additional changes in the future. Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action or pay substantial damage claims. Our business also exposes us to the risk of accidental release of hazardous or flammable materials, such as natural gas and hydrogen, which could result in personal injury or damage to property. Depending on the nature of the claim, we may not have sufficient funds or sufficient insurance, which we intend to obtain to cover the costs incurred in settling environmental damage claims.

Our technology uses inherently dangerous, flammable fuels that could subject our business to liability claims.

Our business exposes us to potential product liability claims that are inherent in hydrogen and products that use hydrogen. Hydrogen is a flammable gas and therefore a potentially dangerous product. Hydrogen is typically generated from gaseous and liquid fuels that are also flammable and dangerous, such as propane, natural gas or methane, in a process known as reforming.  Natural gas and propane could leak into a residence or commercial location and combust if ignited by another source. Any accidents involving our technology or other hydrogen-based products could materially impede  widespread market acceptance and demand for our technology.  We may be held responsible for damages which we may not be able to pay.   While we intend to seek insurance, there can be no assurance that such insurance will be available to us on acceptable terms.  We would currently have no ability to pay any liability claims that may arise which may mean that we would not be able to continue our business.

RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting.  The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. We currently have to comply with these rules. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have not generated any revenues nor have we realized a profit from our -operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.   Any profitability in the future from our business will be dependent upon our ability to market the products developed under our licensing agreement and to source other acquisitions in the industry we have chosen either additional technologies or exploration projects. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

The Market for Penny Stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and, (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our common shares are subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our common shares are currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly-trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-BB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

We have not and do not intend to pay any cash dividends on our common shares and, consequently, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We have not, and do not, anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Description of Property

Our executive staff offices remotely from corporate offices in Las Vegas, Nevada, which are our principal offices.  Our principal office is located at 187 E. Warm Springs Rd., Suite B160, Las Vegas, Nevada. Our telephone number is (702) 297-6776.  These offices provide mail, and the use of office facilities as required.  The fees for these offices are approximately $100 per month.  Our sole director and officer, Michael Soursos also has office space where he works in his country of residence, the Ukraine, which is leased for a period of one year  for $245 per month.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of Amazonica, Corp., including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Results of Operations for the Years Ended April 30, 2013 and 2012, and for the period from Inception until April 30, 2013

We have recently changed our business plan with the change in control of the Company. We do not have any revenues and have not had any revenue since inception on June 2, 2010.

Our net loss for the fiscal year ended April 30 2013 was $32,846 compared to a net loss of $19,331 during the fiscal year ended April 30, 2012. During fiscal year ended April 30, 2013 and the fiscal year ended April 30, 2012, the Company did not generate any revenue.

During the fiscal year ended April 30, 2013, we incurred general and administrative expenses of $32,846, compared to $19,331 incurred during fiscal year ended April 30, 2012. These expenses incurred during the fiscal year ended April 30, 2013 consisted of: $128.09 in interest and bank charges, $10,250 in professional fees and $22,468 in transfer agent and DTC application fees.

Results of Operations for the Quarter ended July 31, 2013 and 2012

We have recently changed our business plan with the change in control of the Company. We do not have any revenues and have not had any revenue since inception on June 2, 2010.

Our net loss for the three month period ended July 31, 2013 was $6,857 compared to a net loss of $8,125 during the three month period ended July 31, 2012 due to a small decrease in general and administrative expenses.

The Company has not generated any revenue since inception.

During the three month periods ended July 31, 2013 and July 31, 2012 respectively, we incurred general and administrative expenses of $6,857 and compared to $8,125 incurred during fiscal year ended July 31, 2012. These expenses incurred during the three month period ended July 31, 2013 consisted of $5,600 in professional fees and $1,257 in transfer agent fees.

Basic and diluted losses per share for the respective three month periods ended July 31, 2013 and July 31, 2012  was ($0.00).

Liquidity and Capital Resources

We are a development stage company intending to be engaged in the development of  technology. To date, we have not generated any revenues.

As of July 31, 2013, we had no assets and our total liabilities were $37,244, comprised of $32,187 loan payable to a director and $5,057 in accounts payable.

As of April 30, 2013, we had no assets and $30,387 in liabilities.

We currently have one project related to our business. We will require a minimum of $222,000 to finance our current project over the next 12 months. We have sufficient funding to fund the research and development on the patents, however, we do not have sufficient capital to cover all of our costs for the next twelve months, and there can be no assurance that we will be able to secure such capital.

We anticipate that we will require a minimum of $500,000.00 to fund operations for the next twelve months, which should allow for the development of our technology and for the Company to seek acquisitions of technologies and fund development of those technologies related to our planned business.

While we have sufficient funding to meet our obligations relating to the development of our technology, we do not have sufficient funding to meet our next twelve month obligations, our ability to meet our financial liabilities and commitments will be dependent upon the continued issuance of equity to new stockholders, the ability to borrow funds, and ultimately upon our ability to achieve and maintain profitable operations. There can be no assurance that financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholder. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We estimate that our expenses over the next 12 months will be approximately $500,000.00 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	50,000.00
Technology Expenditures	12 months	222,000.00
Management and operating costs	12 months	54,000,00
Salaries and consulting fees	12 months	12,000.00
Fixed asset purchases	12 months	12,000.00
General and administrative expenses	12 months	50,000.00
Working Capital	12 months	100,000.00
Total		500,000.00

We intend to meet our cash requirements for the next 12 by way of equity and/or debt financings. We have sufficient funding to fund our technology development and some funding for operations but we do not currently have sufficient funding to meet our budget for expenditures for the next twelve months. There is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended April 30, 2013 and 2012. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 30, 2013, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of October 30, 2013, there were 214,000,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Michael Soursos (2)	55,500,000	25.94%
Common Stock	Gennadiy Petrovich Glazunov	53,850,000	25.17%
	All Officers and Directors as a Group	55,500,000	25.94%

(1)	Based on 214,000,000 issued and outstanding shares of our common stock as of October 30, 2013

(2)	Michael Soursos is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.

Changes in Control

As of the date of this filing there are no existing arrangements that may result in a change in control of our Company.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current director and officer is:

Name	Age	Position
Michael Soursos	48	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer, and Director.

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Michael Soursos, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director

Mr. Soursos is a private businessman located in Kharkov, Ukraine. From March 14, 2007 until July 23, 2013, he was appointed a director and secretary of Viosolar, Inc., a public company. In January 2007 Mr. Soursos was a consultant with Bruca Trading Ltd., which provided consulting services to Viosolar Inc. amongst other clients. From April 2004 to June 2006, he was President of a private research and development laboratory located in Athens, Greece.

Mr. Soursos was chosen to be our director due to his background in technology, venture capital, investor relations and corporate governance.

There have been no transactions between the Company and Mr. Soursos since the Company’s last fiscal year which would be required to be reported herein. Mr. Soursos is not an officer or director of any other reporting issuers.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors has no independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Advisory Board

Gennadiy Petrovich Glazunov

On September 27, 2013, the Company entered into a consulting agreement with Gennadiy Petrovich Glazunov (“Glazunov”) whereby Glazunov shall provide services to the Company as an independent contractor to join the Scientific Advisory Board of the Company to consult with and provide advice to the Company’s management in respect of matters related to the Company’s operations and business development for a period of two years beginning on September 30, 2013 and extendable for an additional two years by mutual agreement. Mr. Glazunov was the original author of our patent pending.

Mr. Glazunov is the Senior Scientist and Group Leader from 1990 at the Institute of Plasma Physics of National Science Center “Kharkov Institute of Physics & Technology”. He graduated with a B.Sc. degree in physics from Kharkov State University in 1966 and received his Ph.D in solid state physics from the Kharkov Polytechnic Institute in 1986. His primary field of work is in plasma-material inter-actions in fusion devices, studies of erosion, hydrogen permeation through pd and other materials, outgassing behavior of various materials and hydrogen generation. He is the author and co-author of more than 200 scientific works, including 14 patented inventions. He has collaborated with scientists from the Institute of Nuclear Problems (Poland), the National Institute of Fusion Synthesis (Japan), the Argonne National laboratory and Sandia National laboratories in the U.S.A. He has eight publications on hydrogen generation problems from 1997 through to 2013.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have not yet adopted a corporate code of ethics. When we do adopt a code of ethics, we will announce it via the filing of a current report on form 8-K.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $120,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE
Name	Fiscal Year Ended April 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andre Caetano	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Andre Caetano	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

On September 30, 2013, the Company entered into a consulting agreement with its sole officer and director, Michael Soursos to provide services to the Company as the Company’s President and Chief Executive Officer in regards to the Company’s management and operations for the period from September 30, 2013 to October 31, 2016. Under the terms of the agreement, the Company shall pay $4,000 per month for the first six months of the contract commencing September 30, 2013, $5,000 a month for the next six months of the contract commencing March 1, 2014, $7,500 per month for the final 24 months of the contract commencing September 27, 2014. Mr. Soursos shall be required to commit approximately 80 hours per month to the Company and the services are to be re-evaluated after three months. If the services performed require time materially in excess of 80 hours per month, the parties shall agree to negotiate amended compensatory terms.

On September 27, 2013, we entered into a two year consulting agreement payable at $1,000 per month, extendable for a further period of two years with Gennadiy Glazunov whereby Mr. Glazunov shall sit on the Scientific Advisory Board of Amazonica Corp. to consult with, and provide advice to, the Company's management in respect of matters involving and relating to the Company's strategic plans, operations and business development and such other matters as the Company may reasonably request from time to time.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On April 5, 2011, the Company issued a total of 525,000,000 shares of restricted common stock to Andre Caetano, our director and officer in consideration of $3,000.

On June 2, 2010, Andre Caetano, a prior officer and director, loaned the Company $174. On July 7, 2010, he loaned the Company $325. On July 13, 2011, he loaned the Company $325. On March 29, 2012, he loaned the Company $4,100. For the year ended April 30, 2013, he loaned the Company $25,063.

For the three months period ended July 31, 2013 Mr. Caetano loaned the Company $2,200.As of July 31, 2013, the total loan amount due to Mr. Caetano was $32,187. The loan is non-interest bearing, due upon demand and unsecured.

On August 30, 2013, Andre Caetano, the principal shareholder and a former officer and director of the Company entered into a stock purchase agreement which provided for the sale of 350,000,000 shares of the common stock of the Company to Michael Soursos, the Company’s current sole director and officer for consideration of $50,000 by way of a 2-year note, which bears interest at the rate of 10% per year, is due and payable in two years. In addition, Mr. Caetano is entitled to five percent (5%) of the proceeds from the sale of any of the 350,000, 000 shares that may be sold during such two-year period.

On October 4, 2013, Ajila Velez Evelyn Vanessa, the former secretary of the Company returned a total of 171,000,000 shares of the common stock of the Company for cancellation.

On September 30, 2013, the Company acquired all rights, title and interest in and to certain technology from G.P. Glazunov, in exchange for which Michael Soursos transferred a total of 64,500,000 shares of the common stock of the Company to Mr. Glazunov and his respective assigns.

Director Independence

As of the date of this Report, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the Director is the beneficial owner of less than five (5%) per cent of the outstanding equity interests of an entity that does business with the Company;
3.
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of one million ($1,000,000) dollars or two (2%) per cent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three (3) fiscal years;

4.
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three (3%) per cent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company's common stock is currently quoted on the Over-the-Counter Bulletin Board (OTC/BB) under the trading symbol “AMZZ”. There is no historical information prior to April 10, 2013 when there was an initial trade in the shares of the Company, therefore we have no information on high and low closing bid prices to report for the third quarter of the fiscal year ended April 30, 2013, and for April 30, 2012. We provide below the information for the fourth quarter ended April 30, 2013 and the quarter ended July 31, 2013.

Quarter	High ($)	Low ($)

Quarter ended 07/31/2013	$1.50	$0.65
Quarter ended 04/30/2013	0.0029	0.0029

The above information was provided from data taken from OTC Markets. The quotations provided may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of the October 28, 2013 there were      holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this report we do not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

All of the share numbers are reported as post-split shares pursuant to the 175:1 forward split undertaken by the Company on May 24, 2013.

On April 5, 2011, the Company issued 525,000,000 shares of common stock to two officers and directors of the Company at a price of $0.0000057 per share for total cash proceeds of $3,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 24, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our issued and outstanding shares of common stock increased from 3,520,000 to 616,000,000 shares of common stock, par value of $0.001 on the basis of a 175:1 forward split of our issued and outstanding shares of common stock.

On October 4, 2013, a director and officer of the Company returned a total of 230,000,000 shares of the common stock of the Company for cancellation.

On October 4, 2013, an officer of the Company returned a total of 171,000,000 shares of the common stock of the Company for cancellation.

 Since our inception we have made no purchases of our equity securities.

Description of Securities

Our authorized capital stock consists of 1,500,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 214,000,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception to April 30, 2013 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Financial Statements and Supplementary Data

AMAZONICA, CORP.

AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 AND APRIL 30, 2012
AND FOR THE PERIOD FROM INCEPTION (JUNE 2, 2010) TO APRIL 30, 2013

REPORTED IN UNITED STATES DOLLARS

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA 98103
206.547.6050

INDEPENDENT AUDITOR’ REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Amazonica, Inc.

We have audited the accompanying balance sheet of Amazonica, Inc. (A Development Stage Company) as of April 30, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period then ended, and the period June 2, 2010 (inception) to April 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amazonica, Inc. (A Development Stage Company) as of April 30, 2013 and the results of its operations and cash flows for the periods then ended and June 2, 2010 (inception), to April 30, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington
July 29, 2013

AMAZONICA, CORP.
(A Development Stage Company)
Balance Sheets

Assets
	April 30, 2013	April 30, 2012
Current Assets
Cash	$0	$83
Prepaid Expenses	0	7,500
Total Assets	0	7,583

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$400	$200
Loan from Director	29,987	4,924
Total Current Liabilities	30,387	5,124

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,520,000 shares issued and outstanding	3,520	3,520
Additional paid-in-capital	20,280	20,280
Deficit accumulated during the development stage	(54,187)	(21,341)
Total stockholders’ equity	(30,387)	2,459
Total liabilities and stockholders’ equity	$0	$7,583

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP.
(A Development Stage Company)
Statements of Operations

	Year ended April 30, 2013	Year ended April 30, 2012	From Inception on June 2, 2010 to April 30, 2013
Expenses
General and Administrative Expenses	$32,846	$19,331	$54,187
Net (loss) from Operation before Taxes	(32,846)	(19,331)	(54,187)
Provision for Income Taxes	0	0	0
Net (loss)	$(32,846)	$(19,331)	$(54,187)
(Loss) per common share – Basic and diluted	(0.00)	(0.00)
Weighted Average Number of Common Shares Outstanding	3,520,000	3,238,702

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP.
(A Development Stage Company)
Statement of Stockholders’ Equity
From Inception on June 2, 2010 to April 30, 2013

	Common Stock		Additional paid-in	Deficit accumulated During development
	Shares	Par Value	capital	stage	Total

Balance at inception on June 2, 2010	-	$-	$-	$-	$-
April 5, 2011
Common shares issued for cash at $0.001	3,000,000	3,000		-	3,000
Net (loss)				(2,010)	(2,010)
Balance as of April 30, 2011	3,000,000	3,000		(2,010)	990
Common shares issued for cash at $0.04	520,000	520	20,280		20,800
Net (loss)				(19,331)	(19,331)
Balance as of April 30, 2012	3,520,000	3,520	20,280	(21,341)	2,459
Net (loss)				(32,846)	(32,846)
Balance as of April 30, 2013	3,520,000	$3,520	$20,820	$(54,187)	$(30,387)

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP.
(A Development Stage Company)
Statements of Cash Flows

	Year ended April 30, 2013	Year ended April 30, 2012	From Inception on June 2, 2010 to April 30, 2013
Operating Activities
Net (loss)	$(32,846)	$(19,331)	$(54,187)
Prepaid expenses	7,500	(7,500)	-
Accounts Payable	200	(1,300)	400
Net cash (used) for operating activities	(25,146)	(28,131)	(53,787)
Financing Activities
Loans from Director	25,063	4,425	29,987
Proceeds from sale of common stock	-	20,800	23,800
Net cash provided by financing activities	25,063	25,225	53,787
Net increase (decrease) in cash and equivalents	(83)	(2,906)	0
Cash and equivalents at beginning of the period	83	2,989	0
Cash and equivalents at end of the period	$0	$83	$0
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-Cash Activities	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2013

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Amazonica, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 2, 2010. We are a development-stage company in the field of marketing and distributing hardwood flooring. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities”. Amazonica, Corp. is in the business of distributing of Brazilian hardwood flooring. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, June 2, 2010 through April 30, 2013 the Company has accumulated losses of $54,187.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $54,187 as of April 30, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $0 cash as of April 30, 2013.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2013

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

Stock-based Compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share
The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods
The Company's fiscal year end is April 30.

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On April 5, 2011, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000. For the period ended April 30, 2012 the Company issued 520,000 shares of common stock at a price of $0.04 per share for total cash proceeds of $20,800.

There were 3,520,000 shares of common stock issued and outstanding as of April 30, 2013.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2013

NOTE 5 - INCOME TAXES

As of April 30, 2013 the Company had net operating loss carry forwards of $54,187 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 - RELATED PARTY TRANSACTONS

On April 5, 2011, the Company issued a total of 3,000,000 shares of restricted common stock to Andre Caetano, our director and officer in consideration of $3,000.

On June 2, 2010, related party had loaned the Company $174. On July 7, 2010, related party had loaned the Company $325. On July13, 2011, related party had loaned the Company $325. On March 29, 2012, related party had loaned the Company $4,100. For the year ended April 30, 2013 related party had loaned the Company $25,063.

As of April 30, 2013, total loan amount was $29,987. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

AMAZONICA, CORP.

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIODS ENDED JULY 31, 2013 AND JULY 31, 2012
AND FOR THE PERIOD FROM INCEPTION (JUNE 2, 2010) TO JULY 31, 2013

REPORTED IN UNITED STATES DOLLARS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the three month period ended July 31, 2013, are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2014. For further information refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 as filed with the Securities and Exchange Commission on August 13, 2013.

AMAZONICA, CORP. (A Development Stage Company) Balance Sheets

Assets
	July 31, 2013 Unaudited	April 30, 2013
Current Assets
Cash	$0	$0
Prepaid Expenses	0	0
Total Assets	0	0

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable and Accrued Expenses	$5,057	$400
Loan from Director	32,187	29,987
Total Current Liabilities	37,244	30,387

Stockholders’ Equity
Common stock, $0.001 par value, 1,500,000,000 shares authorized;
616,000,000 shares issued and outstanding as at July 31, 2013 and April 30, 2013 respectively	616,000	616,000
Additional paid-in-capital	(592,200)	(592,200)
Deficit accumulated during the development stage	(61,044)	(54,187)
Total stockholders’ equity	(37,244)	(30,387)
Total liabilities and stockholders’ equity	$0	$0

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP. (A Development Stage Company) Statements of Operations Unaudited

	Three months ended July 31, 2013	Three months ended July 31, 2012	From Inception on June 2, 2010 to July 31, 2013
Expenses
General and Administrative Expenses	$6,857	$8,125	$61,044
Net (loss) from Operation before Taxes	(6,857)	(8,125)	(61,044)
Provision for Income Taxes	0	0	0
Net (loss)	$(6,857)	$(8,125)	$(61,044)
(Loss) per common share – Basic and diluted	(0.00)	(0.00)
Weighted Average Number of Common Shares Outstanding	616,000,000	616,000,000

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP. (A Development Stage Company) Statements of Cash Flows Unaudited

	Three months ended July 31, 2013	Three months ended July 31, 2012	From Inception on June 2, 2010 to July 31, 2013
Operating Activities
Net (loss)	$(6,857)	$(8,125)	$(61,044)
Prepaid expenses	-	2,500	-
Accounts Payable	4,657	(200)	5,057
Net cash (used) for operating activities	(2,200)	(5,825)	(55,987)
Financing Activities
Loans from Director	2,200	5,750	32,187
Proceeds from sale of common stock	-	-	23,800
Net cash provided by financing activities	2,200	5,750	55,987
Net increase (decrease) in cash and equivalents	0	(75)	0
Cash and equivalents at beginning of the period	0	83	0
Cash and equivalents at end of the period	$0	$8	$0
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-Cash Activities	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2013

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Amazonica, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 2, 2010. We are a development-stage company in the field of marketing and distributing hardwood flooring. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities”. Amazonica, Corp. is in the business of distributing of Brazilian hardwood flooring. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, June 2, 2010 through July 31, 2013 the Company has accumulated losses of $61,044.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $61,044 as of July 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the sale of equity.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $0 cash as of July 31, 2013.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2013

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

Stock-based Compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share
The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods
The Company's fiscal year end is April 30.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2013

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 1,500,000,000 common shares with a par value of $ 0.001 per share. On April 5, 2011, the Company issued 525,000,000 shares of common stock at a price of $0.0000057 per share for total cash proceeds of $3,000. For the period ended April 30, 2012 the Company issued 91,000,000 shares of common stock at a price of $0.0002285 per share for total cash proceeds of $20,800.

On May 2, 2013 Amazonica, Corp. (the "Registrant") filed an Certificate of Amendment to its Articles of Incorporation (“Certificate”) with the Secretary of State of the State of Nevada to increase the number of shares of authorized capital of the Company from 75,000,000 shares of common stock, $0.001 par value per share, to 1,500,000,000 shares of common stock, $0.001 par value per share.

On May 24, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our issued and outstanding shares of common stock increased from 3,520,000 to 616,000,000 shares of common stock, par value of $0.001 on the basis of a 175:1 forward split of our issued and outstanding shares of common stock. The forward split has been retroactively applied to all shares and per share figures in these financial statements.

There were 616,000,000 shares of common stock issued and outstanding as of July 31, 2013.

NOTE 5 - INCOME TAXES

As of April 30, 2013 the Company had net operating loss carry forwards of $54,187 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 - RELATED PARTY TRANSACTONS

On April 5, 2011, the Company issued a total of 525,000,000 shares of restricted common stock to Andre Caetano, our director and officer in consideration of $3,000.

On June 2, 2010, related party had loaned the Company $174. On July 7, 2010, the related party had loaned the Company $325. On July 13, 2011, related party had loaned the Company $325. On March 29, 2012, related party had loaned the Company $4,100. For the year ended April 30, 2013, related party had loaned the Company $25,063. For the three months period ended July 31, 2013 related party had loaned the Company $2,200.

As of July 31, 2013, total related party loan amount was $32,187. The loan is non-interest bearing, due upon demand and unsecured.

AMAZONICA, CORP.
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2013

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

NOTE 8 - SUBSEQUENT EVENTS

On August 30, 2013, Andre Caetano, the principal shareholder of Amazonica, Corp. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 350,000,000 shares of common stock of the Company (the “Purchased Shares”) to Michael Soursos (the “Purchaser”).

Effective as of August 30, 2013, in connection with the disposition of the Purchased Shares, Andre Caetano resigned from his positions as officer and the sole director of the Company. The Board of Directors of the Company elected Michael Soursos as President, Treasurer and the director of the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In the fiscal years ended April 30, 2013 and 2012, and for the period up to the filing of this report, there have been no changes in the Company’s accounting policies, nor have there been any disagreements with our accountants.

Item 9.01 Financial Statements and Exhibits

In accordance with Item 9.01(a), our audited financial statements for the years ended April 30, 2013 and April 30, 2012, as well as unaudited financial statements for the period ended July 31, 2013 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

3.1	Articles of Incorporation of the Registrant*
3.1.1	Certificate of Amendment to Articles of Incorporation of Amazonica, Corp. filed with the Secretary of State of the State of Nevada May 2, 2013**
3.2	Bylaws of the Registrant*
10.1	Exclusive Contract for Sale of Goods dated April 15, 2011 *
10.2	Form of Subscription Agreement *
10.3	Stock Purchase Agreement***
10.4	Promissory Note***
10.5	Amendment to Stock Purchase Agreement between Andre Caetano and Michael Soursos****
10.6	Consulting Agreement between the Company and Michael Soursos*****
10.7	Consulting Agreement between the Company and G. Glazunov*****
10.8	Memorandum of Understanding between Soursos and Glazunov for patent*****
10.9	Research Agreement between the Company, Glazunov and the National Science Center of Ukraine*****
10.10	U.S. Civilian Research and Development Foundation Management Agreement (“CRDF”)*****
10.11	Invoice from CDRF pursuant to Management Agreement*****
10.12	Unsecured convertible promissory note with Anton Group Hill Ltd.(1)
10.13	Patent documents filed with the U.S. Patent Office(1)

*	filed as the corresponding exhibit to the Form S-1 (Registration No. 333-174304) effective as of August 15, 2011
**	filed as the corresponding exhibit to the Current Report on Form 8-K filed by the Company on July 25, 2013
***	filed as the corresponding exhibit to the Current Report on Form 8-K by the Company on September 3, 2013
****	filed as the corresponding exhibit to the Current Report on Form 8-K by the Company on October 2, 2013
*****	filed as the corresponding exhibit to the Current Report on Form 8-K by the Company on October 7, 2013
(1)	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZONICA, CORP.

Date: October 29, 2013	By:	/s/ Michael Soursos
Michael Soursos
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director